EXHIBIT B



  TRANSACTIONS IN THE COMMON SHARES (PAR VALUE $0.125 PER SHARE) OF THE ISSUER


         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

      Date of                     Number of Shares            Price per Share
    Transaction                      Purchased

     5/22/2008                        333,333                    $92.9216
     5/23/2008                        147,019                    $92.5706



     TRANSACTIONS BY HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

      Date of                     Number of Shares           Price per Share
    Transaction                      Purchased

     5/22/2008                        166,667                    $92.9216
     5/23/2008                        452,981                    $92.5706
     5/27/2008                        750,000                    $95.2623
     5/28/2008                        820,000                    $102.3315
     5/30/2008                        167,000                    $104.7518
     6/23/2008                        125,000                    $110.1264
     6/23/2008                        125,000                    $110.1264
     6/24/2008                        250,000                    $114.4081
     6/25/2008                        250,000                    $112.2192
     6/26/2008                        250,000                    $108.8067



                                      B-1